Exhibit 99.1

GBS Inc. Reports First Quarter 2022 Financial Results and Recent Business Highlights

November 11, 2021

– Announced Pre-Submission Package sent to the FDA for its Glucose Biosensor Test –

– Clinical Validation Study Results for SARS CoV2 Ab Test –

– Evaluating site locations for build out of high-tech manufacturing facility supported by $4.7 Million Grant Funding from Australian Government –

– $12.6 Million in Cash, Cash Equivalents, and Marketable Securities as of September 30, 2021, Provides Estimated Runway into H1 2023 –

– To Host Conference Call and Webcast Today at 4:30 p.m. ET –

NEW YORK, Nov. 11, 2021 (GLOBE NEWSWIRE) — GBS Inc. (Nasdaq: GBS), a life sciences company developing non-invasive, real-time diagnostic testing in the hands of patients and their primary health practitioners at point-of-care, today announced its financial results for the first quarter ended September 30, 2021, and provided a recent business update. Management will host a webcast and conference call at 4:30 p.m. today after market.

“We are thrilled with our team’s progress for the first quarter and believe the recently announced changes to our executive leadership team will elevate GBS into a new chapter focused on product development and planned manufacturing. Our team remains laser focused on advancing the development, clinical studies and regulatory approvals needed to bring our biosensor technology into the testing market while also consolidating our partnerships opportunities in Asia,” interim Chief Executive Officer of GBS, Dr. Steven Boyages said.

“Specifically, in the United States we recently submitted on behalf of our group the pre-submission package to the FDA for their review of our clinical trial plans and protocols so they can offer guidance and foster an open and productive communication channel. In the APAC region, GBS is reviewing commercial partner opportunities in China from the shortlist of suitable partners provided by our consulting team in Hong Kong and we look forward to progressing ahead in the next quarter. We are well on our way and proud of our success this quarter as we remain driven to provide non-invasive, real-time diagnostics testing solutions to patients and their healthcare providers at point-of-care.”

New Development- Clinical Validation Study Results

A clinical validation study was conducted at the Wyss Institute for Biologically Inspired Engineering at Harvard University. The objective of this study was to develop an electrochemical assay to detect SARS-CoV-2 IgG in human plasma. The statistical design of the study was powered in accordance with this study objective. Preliminary findings were:

○	The SARS-CoV-2 Antibody biosensor assay was 100% sensitive and 100% specific using positive and negative SARS CoV-2 human plasma samples.

○	The time in obtaining results was less than 10 minutes.

The study is a key milestone towards validating a rapid point-of-care diagnostic test intended to quantify the measurement of antibodies against SARS-CoV-2 in saliva, and will assist in the preparation for clinical trials.

Q1 2022 & Recent Highlights

●	GBS has prepared its clinical trial strategy and protocols and accordingly filed a Pre-Submission package on behalf of the group with the United States (US) Food and Drug Administration (FDA). The purpose of this pre-submission is to confirm with the FDA the GBS regulatory strategy and proposed clinical studies enabling it to develop the glucose biosensor according to the FDA regulatory standards.

●	In July, the Company engaged L.E.K. Consulting Hong Kong Pty Limited to deliver a shortlist of suitable commercial partners for distribution in China. Management is currently evaluating the shortlist for suitable partners.

●	In July, GBS was awarded a $4.7 Million Medical Products Priority Grant by the Australian government to fund a high-tech manufacturing facility;

Anticipated Events and Targeted Milestones for 2022

●	Finalize clinical salivary collection and clinical trial protocols with Johns Hopkins Bloomberg School of Public Health Secure strategic partnership opportunities for sales and distribution in the APAC region

●	Complete SARS-CoV-2 Antibody Biosensor submission for FDA EUA

●	Progressing the design transfer to manufacture phase for Saliva Glucose Biosensor

First Quarter 2022 Financial Results

As of September 30, 2021, the Company’s cash, cash equivalents and marketable securities totaled approximately $12.6 million, compared to approximately $12.57 million on June 30, 2021.

For the quarter ended, September 30, 2021 the Company had a preliminary net loss of $1.4 million or $0.10 per share compared to a net loss of $1.0 million or $0.12 per share for same period last year. This is predominantly due to the acceleration of development and commercialization expenditures.

As of September 30, 2021, the Company had 14.88 million shares outstanding.

GBS is of the view that based on the current operating plan and financial resources, its cash, cash equivalents and marketable securities at September 30, 2021, are estimated to be sufficient to cover expenses and capital requirements into H1 2023. Cash runway does not include exercising the glucose North American license option agreement.

Conference Call and Webcast

To participate in today’s conference call, please dial 877-407-3982 (Domestic/Toll-Free) or 201-492-6780 (International) and reference the conference ID: 13724335.

To participate via a webcast, please visit: https://78449.themediaframe.com/dataconf/productusers/vvdb/mediaframe/47098/indexl.html

The webcast will be archived for approximately 30 days and will be available at https://investors.gbs.inc/news-and-events/investor-calendar.

About GBS Inc.

GBS Inc. is a life sciences company developing non-invasive, real-time monitoring and diagnostic tests for patients and their primary health practitioners. With the world-first Biosensor Platform, GBS Inc. is developing and launching diagnostic tests urgently needed to help people living with diabetes.

For more information, please visit GBS.inc or follow GBS Inc. on Twitter and LinkedIn.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, GBS Inc.’s ability to develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although GBS, Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. GBS Inc. has attempted to identify forward-looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in the Company’s public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

For more information, please contact: Investor Contact:

Tim McCarthy – Managing Director

LifeSci Advisors, LLC

Tim@LifeSciAdvisors.com

Company Contact:

Spiro Sakiris – Chief Financial Officer

GBS, Inc.

Investor.Relations@gbs.inc

GBS, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

(Amounts in $)

	Three Months Ended September 30,
	2021	2020
Revenues:
Other income:
Government support income	$-	$55,427
Total revenues	-	55,427

Operating expenses:
General and administrative expenses	1,332,520	521,003
Development and regulatory approval expenses	106,799	30,938
Prospectus and capital raising expenses	-	166,481
Total operating expenses	1,439,319	718,422
Loss from operations	(1,439,319)	(662,995)

Other income (expense):
Interest expense	-	(85,828)
Loss from unconsolidated equity method investment	-	(135,692)
Realized foreign exchange loss	(3,118)	(192,470)
Interest income	4,597	70
Total other income (expense)	1,479	(413,920)
Loss before income taxes	(1,437,840)	(1,076,915)
Income taxes	-	-
Net loss	(1,437,840)	(1,076,915)
Net loss attributable to non-controlling interest	(5,188)	(4,405)
Net loss attributable to GBS, Inc.	$(1,432,652)	$(1,072,510)

Other comprehensive loss, net of tax:
Foreign currency translation loss	$(67,482)	$(50,568)
Total other comprehensive loss	(67,482)	(50,568)
Comprehensive loss	(1,505,322)	(1,127,483)
Comprehensive loss attributable to non-controlling interest	(5,188)	(4,405)
Comprehensive loss attributable to GBS, Inc	$(1,500,134)	$(1,123,078)
Net loss per share, basic and diluted	$(0.10)	$(0.12)
Weighted average shares outstanding, basic and diluted	14,006,127	8,630,000

GBS, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(Unaudited) (Amounts in $)

	September 30, 2021	June 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$12,608,468	$12,573,685
Grant receivable, current portion	-	2,098,884
Research and development tax incentive receivable	982,898	1,025,455
Other current assets	2,268,771	2,509,017
Total current assets	15,860,137	18,207,041
Grant receivable, net of current portion	2,743,337	3,148,328
Other non-current assets	504,000	504,000
TOTAL ASSETS	$19,107,474	$21,859,369

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$808,736	$1,467,968
Related party payables	68,808	13,323
Current portion of deferred grant income	1,828,891	2,098,884
Current employee benefit liabilities	126,139	102,475
Total current liabilities	2,832,574	3,682,650
Employee benefit liabilities	30,264	21,770
Long-term deferred grant income	2,743,337	3,148,328
Total liabilities	5,606,175	6,852,748
Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, 0 and 1,300,000 shares issued and outstanding at September 30, 2021 and June 30, 2020, respectively	-	13,000
Common stock, $0.01 par value, 100,000,000 shares authorized, 14,882,522 and 13,582,122 shares issued and outstanding at September 30, 2021 and June 30, 2020, respectively	148,825	135,821
Additional paid-in capital	38,440,085	38,440,089
Accumulated deficit	(24,302,455)	(22,869,803)
Accumulated other comprehensive loss	(728,742)	(661,260)
Total consolidated Group equity	13,557,713	15,057,847
Non-controlling interest	(56,414)	(51,226)
Total shareholders’ equity	13,501,299	15,006,621
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$19,107,474	$21,859,369